CONTACT:   William J. Pasenelli
                                                         Chief Financial Officer
                                                         (301) 645-5601


FOR IMMEDIATE RELEASE


                        TRI-COUNTY FINANCIAL CORPORATION
                             DECLARES CASH DIVIDEND

WALDORF, MARYLAND, JANUARY 25, 2006--Tri-County Financial Corporation (OTCBB:
TCFC), the holding company for Community Bank of Tri-County, announced that its Board of Directors declared a cash dividend for the year ended December 31, 2005 of $0.55 per share. The cash dividend will be payable on April 7, 2006 to stockholders of record on March 17, 2006.

Tri-County Financial Corporation is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and eight branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Lexington Park and Prince Frederick, Maryland.